Filed Pursuant to Rule 424(b)(5)
Registration No. 333-213965

AMENDED AND RESTATED PROSPECTUS SUPPLEMENT NO. 1

(To prospectus dated October 19, 2016)

$5,500,000

Naked Brand Group Inc.

Common Stock

We have entered into an at the market offering agreement, as amended by Amendment No. 1 thereto, which we refer to herein as the distribution agreement, with Maxim Group LLC, or Maxim, relating to shares of our common stock offered by this amended and restated prospectus supplement and the accompanying prospectus. In accordance with the terms of the distribution agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $5,500,000 from time to time through Maxim as our sales agent. Prior to the date hereof, we have sold $4,999,978 of shares under the distribution agreement and therefore may only offer an additional $500,022.00 of shares in this offering.

This amended and restated prospectus supplement amends and restates the prospectus supplement dated February 10, 2017.

Our common stock trades on the NASDAQ Capital Market under the symbol “NAKD.” On March 28, 2017, the last reported sales price of our common stock on the NASDAQ Capital Market was $2.39 per share.

Sales of our common stock, if any, under this amended and restated prospectus supplement and the accompanying prospectus, may be made by means of ordinary brokers’ transactions on the NASDAQ Capital Market, in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices.

The aggregate market value of our outstanding common shares held by non-affiliates as of March 28, 2017 was approximately $20,800,476, based on 10,126,391 common shares outstanding, of which 8,703,128 are held by non-affiliates, and a closing price on the NASDAQ Capital Market of $2.39 (the closing price on March 28, 2017). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period so long our public float remains below $75 million. As of the date hereof, we have sold $6,954,981 of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the preceding 12 months. Such amount includes $4,999,978 of our common stock sold pursuant to the distribution agreement.

Investing in our common stock involves risks. Before buying any shares, you should read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-4 of this amended and restated prospectus supplement, and in the risks discussed in the documents incorporated by reference in this amended and restated prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this amended and restated prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The compensation to the sales agent for sales of common shares will be 3.5% of the gross sales price of all common shares sold through the sales agent from time to time under the distribution agreement. Subject to the terms and conditions of the distribution agreement, the sales agent will use its commercially reasonable efforts to sell on our behalf any common shares to be offered by us under the distribution agreement. The net proceeds from any sales under this amended and restated prospectus supplement will be used as described under “Use of Proceeds” in this amended and restated prospectus supplement.

Maxim Group LLC

Amended and Restated Prospectus Supplement dated March 30, 2017

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this amended and restated prospectus supplement and the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. We are not making an offer to sell or seeking an offer to buy securities under this amended and restated prospectus supplement or the accompanying prospectus and any related free writing prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this amended and restated prospectus supplement, the accompanying prospectus or any related free writing prospectus, and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this amended and restated prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. You should read this amended and restated prospectus supplement, the accompanying prospectus or any related free writing prospectus that we have authorized for use in connection with this offering, and the documents incorporated by reference herein and therein, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this amended and restated prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

S-i

ABOUT THIS AMENDED AND RESTATED PROSPECTUS SUPPLEMENT

This amended and restated prospectus supplement and the accompanying prospectus, are part of a “shelf” registration statement on Form S-3 (File No. 333-213965) that we filed with the Securities and Exchange Commission (SEC) on October 5, 2016 and that was declared effective on October 19, 2016. This amended and restated prospectus supplement amends and restates the prospectus supplement dated February 10, 2017.

Unless the context otherwise indicates, references in this amended and restated prospectus supplement to the “accompanying prospectus” refer to the prospectus.

This document consists of two parts. The first part is this amended and restated prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which does not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This amended and restated prospectus supplement may add to, update or change information contained in the accompanying prospectus, as supplemented, and the documents incorporated by reference into this amended and restated prospectus supplement or the accompanying prospectus.

You should read this amended and restated prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this amended and restated prospectus supplement and the accompanying prospectus before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this amended and restated prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” If information in this amended and restated prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference in this amended and restated prospectus supplement or the accompanying prospectus that was filed with the SEC before the date of this amended and restated prospectus supplement, you should rely on this amended and restated prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All references in this amended and restated prospectus supplement or the accompanying prospectus to “we,” “us,” “our” and “our company” mean Naked Brand Group Inc. and our wholly-owned subsidiary, Naked Inc., as applicable, unless the context clearly indicates otherwise unless we state otherwise or the context otherwise indicates.

S-ii

SUMMARY

This summary highlights selected information about us and this common stock offering. This summary is not complete and may not contain all of the information that is important to you. We encourage you to read this amended and restated prospectus supplement and the accompanying prospectus, including the information under the caption “Risk Factors” and the information we incorporate by reference, in its entirety.

About Our Company

We are an apparel and lifestyle brand company that is currently focused on innerwear products for women and men. Under our flagship brand name and registered trademark “Naked®”, we design, manufacture and sell men’s and women’s underwear, intimate apparel, loungewear and sleepwear through retail partners and direct to consumer through our online retail store www.wearnaked.com. We have a growing retail footprint for our men’s innerwear products in premium department and specialty stores and internet retailers in North America, including accounts such as Nordstrom, Dillard’s, Bloomingdale’s, Amazon.com, Soma.com, Saksfifthavenue.com, barenecessities.com and others.

Our products are sold in North America; however, we believe our products appeal to men and women around the globe. We are currently exploring international distribution relationships for our Naked and Wade X Naked products and we anticipate that we will commence selling a limited number of products in markets such as Europe, Asia, and Central and South America starting in 2017.

In the future, we intend to expand the Naked brand on our own and through licensing partnerships into other apparel and product categories that can exemplify the mission of the brand, such as athleisure and activewear, swimwear, sportswear, hosiery, bedding and home products, and more.

CORPORATE INFORMATION

Naked Brand Group Inc. was incorporated in the State of Nevada on May 17, 2005 under the name of Search By Headlines.com Corp. Immediately prior to the transaction with Naked Inc. described below, we were a public reporting “shell company,” as defined in Rule 12b-2 under the Exchange Act.

On July 30, 2012, we completed a reverse acquisition of Naked Inc., whereby we acquired all of the issued and outstanding common shares of Naked Inc. in exchange for the issuance of 337,500 shares of common stock in the capital of our company to the Naked Inc. shareholders on a pro-rata basis, representing 50% of the capital stock of our company at the time. As a result of this reverse acquisition transaction, Naked Inc. became a wholly-owned subsidiary of our company and our business became the manufacture and sale of direct and wholesale men’s innerwear and intimate apparel products in Canada and the United States to consumers and retailers.

Effective August 29, 2012, we changed our name from “Search By Headlines.com Corp.” to “Naked Brand Group Inc.” This change in our corporate name was effectuated by merging a wholly owned subsidiary of our company, which was formed solely to effect the name change, with and into our company.

Naked Inc., our wholly owned subsidiary, was originally incorporated under the federal laws of Canada on May 21, 2009 as “In Search of Solutions Inc.” Naked changed its corporate name to “Naked Boxer Brief Clothing Inc.” on May 17, 2010 and to “Naked Inc.” on February 20, 2013. Naked Inc. continued from the federal jurisdiction of Canada to the jurisdiction of the State of Nevada on July 27, 2012. As part of the continuation, all classes of shares of Naked, including Class C, D, E and F common shares, were converted into one class of common stock of the continuing corporation.

On August 10, 2015, we effected a 1-for-40 reverse split of our authorized, issued and outstanding shares of common stock.

On December 19, 2016, we entered into a letter of intent with Bendon Limited (the “LOI”), an intimate apparel company based in New Zealand (“Bendon”), for a proposed business combination of the companies. The LOI became binding on us on January 12, 2017 upon entry into a Securities Purchase Agreement, dated January 12, 2017, by and among us and certain investors. The business combination is subject to the parties entering into a definitive agreement governing such transaction and the satisfaction of various closing conditions that will be contained therein. There is no assurance that the parties will enter into the definitive agreement or that the transaction will be consummated.

On February 9, 2017, we entered into entered into Amendment No. 1 (the “First Amendment”) to the LOI with Bendon. The First Amendment (i) extended the date, from February 10, 2017 to March 10, 2017, by which the parties shall have entered a definitive agreement regarding the business combination before certain penalties may be incurred; (ii) adjusted the Net Asset Amount (as defined in the Amendment) to $1.359 million, which amount will be adjusted as a result of any additional capital transactions as agreed to by us and Bendon,  and is used to determine, in part, the extent to which the number of shares of our common stock proposed to be issued to Bendon in the business combination would be adjusted; and (iii) amended certain other terms and conditions of the LOI.

On March 9, 2017, we entered into Amendment No. 2 (the “Second Amendment”) to the LOI with Bendon. The Second Amendment, among other things, revised the proposed structure of the business combination with Bendon. As contemplated by the Second Amendment, we will now merge with and into a subsidiary of a newly formed Australian holding company (“NewCo”) which will be the ultimate parent company of Bendon and us (the “Merger”). The Second Amendment contemplates that, upon consummation of the Merger, NewCo will issue to the current holders of the outstanding capital stock of Bendon an aggregate of 118,812,163 ordinary shares of NewCo (the “Bendon Shares”) and issue to us an amount of ordinary shares of NewCo equal to the number of shares of outstanding common stock of Naked (the “Naked Shares”) immediately prior to the Merger, and as of the effective time of the Merger, no other shares of NewCo will be outstanding. Shares issued to Bendon will be subject to adjustment based on us having Net Assets (as defined in the Amendment) of $786,246, which amount will be adjusted as a result of any subsequent capital transactions agreed to by us and Bendon. In connection with the closing of the Merger, NewCo’s shares must be approved for listing on the NASDAQ Capital Market.

Further, the Second Amendment (i) extended the date by which the parties shall have entered into a definitive agreement regarding the Business Combination before certain penalties may be incurred from March 10, 2017 to April 10, 2017; and (ii) amended certain other terms and conditions of the LOI.

Except as amended by the First Amendment and Second Amendment, the material terms of the LOI remain in full force and effect.

Completion of the Merger remains subject to the negotiation of a definitive merger agreement (the “Merger Agreement”), satisfaction of the conditions negotiated therein and approval of the Merger by the Company’s stockholders. Accordingly, there can be no assurance that a Merger Agreement will be entered into or that the proposed Merger will be consummated. Those portions of the LOI, as amended, that describe the proposed Merger, including the consideration to be issued therein, are non-binding.

Our principal executive offices are located at 95 Madison Avenue, 10th Floor, New York, New York, USA 10016. Our telephone number is (212) 851-8050. Our corporate website address is www.nakedbrands.com and our online store is www.wearnaked.com. Our websites and the information contained on, or that can be accessed through, our websites will not be deemed to be incorporated by reference in, and are not considered part of, this amended and restated prospectus. You should not rely on our websites or any such information in making your decision whether to purchase our securities.

THE OFFERING

Common stock outstanding as of the date of this amended and restated prospectus supplement	10,126,391 shares

Common stock offered by us	Shares of common stock with an aggregate sale price of up to $5,500,000. Prior to the date hereof, we have sold $4,999,978 of shares under the distribution agreement and therefore may only offer an additional $500,022 of shares in this offering.

Common stock to be outstanding immediately after this offering	10,336,484 shares (as more fully described in the notes following this table), assuming sales at a price of $2.39 per share, which was the closing price of our common stock on the NASDAQ Capital Market on March 28, 2017. The actual number of shares issued will vary depending on the sales price under this offering and the amount raised.

Manner of offering	Negotiated transactions or transactions deemed to be “at the market offerings” (including sales made to or through a market maker other than on an exchange) that may be made from time to time through Maxim, as sales agent, using commercially reasonable efforts. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from the sale of the securities offered by us pursuant to this amended and restated prospectus for general corporate and working capital purposes. See “Use of Proceeds” on page S-7.

Risk factors	In analyzing an investment in the shares of common stock being offered pursuant to this amended and restated prospectus supplement, you should carefully consider, along with other matters included or incorporated by reference in this amended and restated prospectus supplement or the accompanying prospectus, the information set forth under “Risk Factors” in this amended and restated prospectus supplement and the risks discussed in the documents incorporated by reference in this amended and restated prospectus supplement.

NASDAQ Capital Market symbol	NAKD

The number of shares of common stock to be outstanding after this offering is based on 10,126,391 shares of common stock outstanding on March 29, 2017 and excludes:

•	3,487,399 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $3.87 per share, of which 3,026,108 options are vested as of March 29, 2017;
•	1,627,010 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $5.29 per share, of which 1,590,441 warrants are exercisable as of March 29, 2017; and
•	509,601 shares of our common stock available for future issuance under our 2014 Equity Incentive Plan as of March 29, 2017.

RISK FACTORS

An investment in our shares of common stock involves a high degree of risk. Prior to making a decision about investing in our shares of common stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2016 and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, together with information in this amended and restated prospectus and any other information incorporated by reference into this amended and restated prospectus, including the risk factors set forth below. See the sections of this amended and restated prospectus supplement entitled “Additional Information” and “Incorporation of Certain Information by Reference.” Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

This amended and restated prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this amended and restated prospectus. See “Cautionary Note Regarding Forward-Looking Statements” for information relating to these forward-looking statements.

Risks Related to this Offering

Although as of March 17, 2017 we regained compliance with NASDAQ’s listing rules relating to minimum stockholders’ equity requirements, our common stock may be delisted from the NASDAQ Capital Market if we cannot satisfy NASDAQ’s continued listing requirements in the future.

On September 23, 2016, we received written notice from the Listing Qualifications Staff of NASDAQ (the “Staff”) notifying us that we were not at that time in compliance with NASDAQ Listing Rule 5550(b)(1) due to our failure to maintain a minimum of $2,500,000 in stockholders’ equity (the “Minimum Stockholders’ Equity Requirement”) or any alternatives to such requirement. On March 17, 2017, we received written notice from the Staff informing us that the Staff has determined that we have regained compliance with the Minimum Stockholders’ Equity Requirement. As provided in the notice, if we fail to evidence compliance with the Minimum Stockholders’ Equity Requirement upon filing of our periodic report for the quarter ending April 30, 2017, our common stock may be subject to delisting from NASDAQ. If our common stock is delisted, trading in our common stock could be more difficult for investors, potentially leading to declines in our share price and liquidity. Without a NASDAQ listing, stockholders may have a difficult time getting a quote for the sale or purchase of our stock, the sale or purchase of our stock would likely be made more difficult and the trading volume and liquidity of our stock could decline. Delisting from NASDAQ could also result in negative publicity and could also make it more difficult for us to raise additional capital. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market. If our common stock is delisted by NASDAQ, our common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB market, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock. We cannot assure you that our common stock, if delisted from NASDAQ, will be listed on another national securities exchange or quoted on an over-the counter quotation system.

Investors should be aware that the value of an investment in our company may go down as well as up. In addition, there can be no certainty that the market value of an investment in our company will fully reflect its underlying value.

Even if an active trading market for our common stock develops, the market price of our common stock may be significantly volatile.

Even if an active market for our common stock develops, of which no assurances can be given, the market price for our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly or annual operating results;
•	our cash position;
•	announcement or expectation of additional financing efforts;
•	issuances of debt or equity securities;
•	sales of our shares of common stock by us, or our shareholders in the future;
•	trading volume of our shares of common stock on the NASDAQ Capital Market;
•	changes in financial or operational estimates or projections;
•	developments or disputes concerning our product’s intellectual property rights;
•	additions or departures of key management, scientific or other personnel;
•	changes in accounting practices;
•	conditions in markets generally and our industry specifically;
•	changes in the economic performance or market valuations of companies similar to ours; and
•	general economic or political conditions in the United States or elsewhere.

The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and such other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Future sales of shares by existing stockholders could cause our stock price to decline and investors in this offering may experience dilution by exercises of outstanding options and warrants.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock.

As of October 31, 2016, we had outstanding options to purchase an aggregate of 2,037,399 shares of our common stock at a weighted average exercise price of $5.10 per share and warrants to purchase an aggregate of 1,645,198 shares of our common stock at a weighted average exercise price of $5.27 per share. The exercise of such outstanding options and warrants will result in further dilution of your investment. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

If you purchase shares of common stock sold in this offering, you will experience immediate and substantial dilution in your investment.

Purchasers of common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock and the net tangible book value per share of common stock immediately after this offering. After giving effect to the sale of shares of our common stock at the public offering price of $2.39 per share, and after deducting estimated offering expenses, you will experience immediate dilution of $1.71 per share, representing the difference between our as adjusted net tangible book value per share as of October 31, 2016 after giving effect to this offering and the public offering price. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of common stock in this offering.

The actual number of shares we will issue under the distribution agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the distribution agreement and compliance with applicable law, we have the discretion to deliver placement notices to Maxim Group LLC at any time throughout the term of the distribution agreement. The number of shares that are sold by Maxim Group LLC after delivering a placement notice will fluctuate based on the market price of the common shares during the sales period and limits we set with Maxim Group LLC.

We have broad discretion in how we use the net proceeds of this offering and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This amended and restated prospectus supplement, the accompanying prospectus and the information incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “would,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology and include, but are not limited to, statements regarding: our product line; our business plan; the enforceability of our intellectual property rights; projections of market prices and costs; supply and demand for our products; future capital expenditures; our collaboration with Dwyane Wade; relationships with retailers, wholesalers and other business partners; ability to add new customer accounts; and future borrowings under the Joint Factoring Agreement with Wells Fargo, statements relating to the structure, timing and completion of the proposed Merger; our continued listing on the NASDAQ Capital Market until closing of the proposed Merger; our continued compliance with the minimum shareholders’ equity requirements at the time of our next periodic report; NewCo’s anticipated listing on the NASDAQ Capital Market in connection with the closing of the proposed Merger; expectations regarding the capitalization, resources and ownership structure of the combined company; the adequacy of the combined company’s capital to support its future operations; our and Bendon’s plans, objectives, expectations and intentions; the nature, strategy and focus of the combined company; the executive and board structure of the combined company; and expectations regarding voting by our stockholders. Naked and/or Bendon may not actually achieve the plans, carry out the intentions or meet the expectations disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with stockholder approval of and the ability to consummate the proposed Merger through the process being conducted by NewCo, Bendon and us, the ability of NewCo, Bendon and us to enter into a definitive agreement and consummate such transaction, the risk that one or more of the conditions to closing of the Merger may not be satisfied, including, without limitation, the effectiveness of the registration statement to be filed with the SEC or the listing of NewCo’s ordinary shares on the NASDAQ Capital Market, the lack of a public market for ordinary shares of NewCo and the possibility that a market for such shares may not develop, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the combined company to meet its business objectives and operational requirements, the ability to realize the expected synergies or savings from the proposed Merger in the amounts or in the timeframe anticipated, the risk that competing offers or acquisition proposals will be made, the ability to integrate our business with Bendon’s businesses in a timely and cost-efficient manner, the inherent uncertainty associated with financial projections, and the potential impact of the announcement or closing of the proposed Merger on customer, supplier, employee and other relationships. The material assumptions supporting these forward-looking statements include, among other things: our ability to obtain any necessary financing on acceptable terms; timing and amount of capital expenditures; the enforcement of our intellectual property rights; our ability to launch new product lines; retention of skilled personnel; continuation of current tax and regulatory regimes; current exchange rates and interest rates; and general economic and financial market conditions. We believe that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include: (1) a downturn in international economic conditions; (2) any adverse occurrence with respect to the development or marketing of our apparel products; (3) any adverse occurrence with respect to any of our licensing or endorsement agreements; (4) our ability to successfully bring apparel products to market; (5) our ability to successfully collaborate with Dwayne Wade; (6) product development or other initiatives by our competitors; (7) fluctuations in the availability and cost of materials required to produce our products; (8) any adverse occurrence with respect to distribution of our products; (9) potential negative financial impact from claims, lawsuits and other legal proceedings or challenges; (10) our ability to enforce our intellectual property rights; (11) our ability to hire and retain senior management and key employees; and (12) other factors beyond our control. Additional risks also include those described under “Risk Factors” in this amended and restated prospectus supplement, the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended January 31, 2016 in Item 1A. under “Risk Factors,” and the risks described from time to time in our future reports filed with the SEC.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by us pursuant to this amended and restated prospectus supplement, if any, for general corporate and working capital purposes. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this amended and restated prospectus supplement. Pending their uses, we intend to invest the net proceeds of this offering in interest-bearing bank accounts or in short-term, interest-bearing, investment-grade securities.

DILUTION

Purchasers of common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock purchasers pay in this offering and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of October 31, 2016 was approximately $340,067, or $0.06 per share of common stock. Net tangible book value per share is determined by dividing the net of total tangible assets, which excludes intangible assets, less total liabilities, by the aggregate number of shares of common stock outstanding as of October 31, 2016. After giving effect to our sale in this offering of shares of our common stock in the aggregate amount of $500,022 at an assumed public offering price of $2.39 per share (the last reported sale price of our common stock on the NASDAQ Capital Market on March 28, 2017), after deducting the estimated offering expenses payable by us, and after adjusting for $4,999,978 of shares sold under the distribution agreement prior to the date hereof, our net tangible book value as of October 31, 2016 would have been approximately $5,617,567, or $0.68 per share of common stock. This represents an immediate increase in net tangible book value of $0.62 per share to our existing stockholders and an immediate dilution of $1.71 per share of common stock issued to the new investors purchasing securities in this offering.

The following table illustrates this dilution on a per-share basis:

Public offering price per share of common stock		$2.39
Net tangible book value per share as of October 31, 2016	$0.06
Increase per share attributable to $4,999,978 of shares sold under the distribution agreement prior to the date hereof	$0.58
Pro forma increase per share attributable to new investors participating in this offering	$0.04
Net tangible book value per share after this offering		$0.68
Dilution per share to new investors		$1.71

The above table excludes:

•	The effect of the sale by us of 1,879,811 shares of common stock at the public offering price of $1.04 per share of common stock, pursuant to a prospectus supplement dated January 12, 2017 and filed with the SEC on January 18, 2017 (the “January Offering”);
•	The effect of the automatic conversion of 9% secured convertible debentures into 202,520 shares of common stock upon closing of the January Offering;
•	2,037,399 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $5.10 per share, of which 1,431,758 options were vested as October 31, 2016;
•	1,645,198 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $5.27 per share, of which 1,608,629 warrants were exercisable as of October 31, 2016; and
•	759,601 shares of our common stock available for future issuance under our 2014 Equity Incentive Plan as of October 31, 2016.

To the extent that options or warrants are exercised, new options are issued under our 2014 Equity Incentive Plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Because there is no minimum offering amount required as a condition to the closing of this offering, the dilution per share to purchasers in the offering may be more than that indicated above in the event that the actual number of shares sold, if any, is less than the maximum number of shares of our common stock we are offering.

DESCRIPTION OF SECURITIES

The material terms and provisions of our common stock are described under the heading “Description of Capital Stock” starting on page 7 of the accompanying prospectus.

PLAN OF DISTRIBUTION

We initially entered into the distribution agreement with Maxim on February 10, 2017. We previous sold an aggregate of 4,999,978 of our common stock pursuant to the distribution agreement. On March 30, 2017, we entered into Amendment No. 1 with Maxim pursuant to which we may offer and sell an additional $500,000 in aggregate dollar amount of our common stock from time to time through Maxim as our sales agent. A copy of the distribution agreement initially entered into with Maxim was filed as Exhibit 10.1 to a Current Report on Form 8-K we filed with the Commission on February 10, 2017 and is incorporated by reference herein. A copy of Amendment No. 1 is being filed as an exhibit to a Current Report on Form 8-K with the Commission on March 30, 2017 and incorporated by reference herein.

Upon delivery of a placement notice and subject to the terms and conditions of the distribution agreement, the sales agent may sell our common shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the NASDAQ Capital Market, on any other existing trading market for our common stock or to or through a market maker. The sales agent may also sell our common stock by any other method permitted by law, including in negotiated transactions. We or the sales agent may terminate the distribution agreement and the offering of our common stock upon notice.

We will pay the sales agent in cash, upon each sale of our common shares pursuant to the distribution agreement, a commission equal to 3.5% of the aggregate gross proceeds from the sale of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have agreed to reimburse the sales agent upon request for its reasonable costs and out-of-pocket expenses incurred in connection with the at the market offering in an amount up to $5,000, and the fees and out-of-pocket expenses of its legal counsel, in an amount up to $45,000. Additionally, we have agreed to reimburse the sales agent $5,000 for its legal fees on each bringdown date (as defined in the distribution agreement) while this offering is open.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this amended and restated prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree upon.

Maxim will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NASDAQ Capital Market. In connection with the sale of the common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the distribution agreement will terminate upon the earlier of the (i) sale of all of our common stock provided for in this amended and restated prospectus supplement, or (ii) termination of the distribution agreement as permitted therein. We may terminate the distribution agreement with five days of prior written notice. The sales agent may terminate the distribution agreement at any time upon written notice.

The sales agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the sales agent will not engage in any market making activities involving our common stock while the offering is ongoing under this amended and restated prospectus supplement.

This amended and restated prospectus supplement in electronic format may be made available on a web site maintained by the sales agent and the sales agent may distribute this amended and restated prospectus supplement electronically.

LEGAL MATTERS

The validity of the common stock being offered will be passed upon for us by Duane Morris LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York will advise on certain legal matters in connection with the offering on behalf of Maxim Group LLC.

EXPERTS

The consolidated financial statements of our company as of January 31, 2016 and 2015 and each of the years then ended have been incorporated by reference herein in reliance upon the report of BDO USA, LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the January 31, 2016 consolidated financial statements contains an explanatory paragraph that states that our company has incurred recurring losses from operations and has limited cash resources, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may review and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this amended and restated prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this amended and restated prospectus supplement, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

(a) Our Annual Report on Form 10-K for the year ended January 31, 2016, as filed with the SEC on April 29, 2016, as amended by Amendment No. 1 on Form 10-K, as filed with the SEC on May 31, 2016;

(b) Our Quarterly Reports on Form 10-Q for the quarter ended April 30, 2016, as filed with the SEC on June 14, 2016, for the quarter ended July 31, 2016, as filed with the SEC on September 14, 2016 and for the quarter ended October 31, 2016, as filed with the SEC on December 14, 2016;

(c) Our Current Reports on Form 8-K filed with the SEC on March 23, 2016, July 26, 2016 (as amended by our Current Report on Form 8-K/A filed with the SEC on July 27, 2016), August 9, 2016 (as amended by our Current Report on Form 8-K filed with the SEC on October 7, 2016), August 12, 2016, September 27, 2016, October 27, 2016, November 9, 2016, December 16, 2016, January 18, 2017, January 31, 2017, February 10, 2017 (two reports), March 10, 2017, March 14, 2017 (two reports) and March 20, 2017; and

(d) The description of our common stock set forth under the heading “Description of Securities” in our Registration Statement on Form S-1 (File No. 333-207110) originally filed with the SEC on September 24, 2015, as amended, and in the prospectus dated December 17, 2015 which forms a part of such registration statement, as modified by our reports we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We also incorporate by reference into this amended and restated prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this amended and restated prospectus supplement and prior to the completion or termination of the offering of the securities described in this amended and restated prospectus supplement, but excluding any information deemed furnished and not filed with the SEC. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this amended and restated prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this amended and restated prospectus supplement contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at: Naked Brand Group Inc., Attn: Corporate Secretary, 10th Floor - 95 Madison Avenue, New York, New York 10016, telephone number: (212) 851-8050.

Any statements contained in a document incorporated by reference in this amended and restated prospectus supplement shall be deemed to be modified, superseded or replaced for purposes of this amended and restated prospectus supplement and the accompanying prospectus to the extent that a statement contained in this amended and restated prospectus supplement (or in any other subsequently filed document which also is incorporated by reference in this amended and restated prospectus supplement) modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this amended and restated prospectus supplement and the accompanying prospectus. Statements contained in this amended and restated prospectus supplement, the accompanying prospectus and any document incorporated by reference as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of the contract, agreement or other document filed as an exhibit to the registration statement or any incorporated document, each statement being so qualified by this reference.

PROSPECTUS

Naked Brand Group Inc.

$7,500,000

Common Stock, Preferred Stock
Warrants, Subscription Rights,
Stock Purchase Contracts and Units

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This prospectus covers our offer and sale from time to time of our common stock, preferred stock, warrants to purchase common stock and/or preferred stock, subscription rights to purchase preferred stock, common stock and/or other securities, stock purchase contracts to purchase shares of our common stock and/or preferred stock, and units in one or more offerings. The aggregate offering price of all securities sold by us under this prospectus may not exceed $7,500,000.

This prospectus describes some of the general terms that may apply to an offering of these securities and the general manner in which these securities may be offered. Each time we offer and sell these securities we will provide specific terms of such offering in a supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.

We may offer and sell these securities from time to time at fixed prices, at market prices or at negotiated prices, and such securities may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis.

Our common stock is traded on the NASDAQ Capital Market under the symbol “NAKD.” On October 3, 2016, the last reported sale price of our common stock on the NASDAQ Capital Market was $1.50 per share.

As of October 3, 2016, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $7,273,859, which was calculated based on 4,849,239 shares of outstanding common stock held by non-affiliates and on a price per share of $1.50. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is less than $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT WE HAVE AUTHORIZED FOR USE IN CONNECTION WITH A SPECIFIC OFFERING, AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

________________________________________

The date of this prospectus is October 19, 2016

About This Prospectus

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either separately or together, any combination of the securities described in this prospectus in one or more offerings for cash. We may also issue any of the common stock, preferred stock, warrants, subscription rights, stock purchase contracts or units upon conversion, exchange or exercise of any of the securities mentioned above. The aggregate amount of securities that we may offer under the registration statement is $7,500,000, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies. We are subject to the provisions of General Instruction I.B.6. of the General Instructions to Form S-3, which provide that as long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates of our company is less than $75 million, then the aggregate market value of securities sold by us or on our behalf on Form S-3, during the period of 12 calendar months immediately prior to, and including, the sale, is no more than one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of our company. We have no outstanding non-voting common equity.

This prospectus describes some of the general terms that may apply to an offering of our securities and the general manner in which they may be offered. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information described under the heading “Where You Can Find More Information” in this prospectus, before you invest in any of the securities offered hereunder.

You should rely only on the information contained in this prospectus or any accompanying prospectus supplement to this prospectus. We have not authorized anyone to provide you with any information other than that contained in this prospectus and any accompanying prospectus supplement to this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus or any accompanying prospectus supplement to this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus or any accompanying prospectus supplement to this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

As used in this prospectus, the terms “we,” “us,” “our” and “our company” mean Naked Brand Group Inc. and our wholly-owned subsidiary, Naked Inc., as applicable, unless the context clearly indicates otherwise.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may review and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Incorporation of Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

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(a) Our Annual Report on Form 10-K for the year ended January 31, 2016, as filed with the SEC on April 29, 2016, as amended by Amendment No. 1 on Form 10-K, as filed with the SEC on May 31, 2016;

(b) Our Quarterly Reports on Form 10-Q for the quarter ended April 30, 2016, as filed with the SEC on June 14, 2016, and for the quarter ended July 31, 2016, as filed with the SEC on September 14, 2016;

(c) Our Current Reports on Form 8-K filed with the SEC on March 23, 2016, July 26, 2016 (as amended by our Current Report on Form 8-K/A filed with the SEC on July 27, 2016), August 9, 2016, August 12, 2016 and September 27, 2016; and

(d) The description of our common stock set forth under the heading “Description of Securities” in our Registration Statement on Form S-1 (File No. 333-207110) originally filed with the SEC on September 24, 2015, as amended, and in the prospectus dated December 17, 2016 which forms a part of such registration statement, as modified by our reports we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein, or in a subsequently filed document also incorporated or deemed to be incorporated herein by reference, modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed or incorporated by reference certain legal documents that control the terms of the shares of common stock offered under this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the shares of common stock offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules thereto for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its website.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at: Naked Brand Group Inc., Attn: Corporate Secretary, 10th Floor - 95 Madison Avenue, New York, New York 10016, telephone number: (212) 851-8050. Information about us is also available at our website at www.nakedbrand.com. Except for the specific incorporated reports and documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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Cautionary Note Regarding Forward-Looking StatementS

This prospectus and any accompanying prospectus supplements contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “would,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology and include, but are not limited to, statements regarding: our product line; our business plan; the enforceability of our intellectual property rights; projections of market prices and costs; supply and demand for our products; future capital expenditures; our collaboration with Dwyane Wade; relationships with retailers, wholesalers and other business partners; ability to add new customer accounts; and future borrowings under the Joint Factoring Agreement with Wells Fargo. The material assumptions supporting these forward-looking statements include, among other things: our ability to obtain any necessary financing on acceptable terms; timing and amount of capital expenditures; the enforcement of our intellectual property rights; our ability to launch new product lines; retention of skilled personnel; continuation of current tax and regulatory regimes; current exchange rates and interest rates; and general economic and financial market conditions. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include: (1) a downturn in international economic conditions; (2) any adverse occurrence with respect to the development or marketing of our apparel products; (3) any adverse occurrence with respect to any of our licensing or endorsement agreements; (4) our ability to successfully bring apparel products to market; (5) our ability to successfully collaborate with Dwayne Wade; (6) product development or other initiatives by our competitors; (7) fluctuations in the availability and cost of materials required to produce our products; (8) any adverse occurrence with respect to distribution of our products; (9) potential negative financial impact from claims, lawsuits and other legal proceedings or challenges; (10) our ability to enforce our intellectual property rights; (11) our ability to hire and retain senior management and key employees; and (12) other factors beyond our control. Additional risks also include those described under “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended January 31, 2016 in Item 1A. under “Risk Factors,” and the risks described from time to time in our future reports filed with the SEC.

About Our Company

We are an apparel and lifestyle brand company that is currently focused on innerwear products for women and men. Under our flagship brand name and registered trademark “Naked®”, we design, manufacture and sell men’s and women’s underwear, intimate apparel, loungewear and sleepwear through retail partners and direct to consumer through our online retail store www.wearnaked.com. We have a growing retail footprint for our men’s innerwear products in premium department and specialty stores and internet retailers in North America, including accounts such as Nordstrom, Dillard’s, Bloomingdale’s, Amazon.com, Soma.com, Saksfifthavenue.com, barenecessities.com and others.

Our products are sold in North America; however, we believe our products appeal to men and women around the globe. We are currently exploring international distribution relationships for our Naked and Wade X Naked products and we anticipate that we will commence selling a limited number of products in markets such as Europe, Asia, and Central and South America starting in 2017.

In the future, we intend to expand the Naked brand on our own and through licensing partnerships into other apparel and product categories that can exemplify the mission of the brand, such as athleisure and activewear, swimwear, sportswear, hosiery, bedding and home products, and more.

Our common stock is traded on the NASDAQ Capital Market under the symbol “NAKD.” On October 3, 2016, the last reported sale price of our common stock on the NASDAQ Capital Market was $1.50 per share.

Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find Additional Information” on page 1 and “Information Incorporated by Reference” beginning on page 1.

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Risk Factors

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus, and you should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement, including our financial statements and the related notes thereto. The risks and uncertainties described in our filings with the SEC and incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently believe are not material, also may become important factors that affect us and impair our business operations. The occurrence of any of the events or developments discussed in the risk factors described in our filings with the SEC could have a material and adverse impact on our business, results of operations, financial condition and cash flows, and in such case, our future prospects would likely be materially and adversely affected. If any of such events or developments were to happen, you could lose part or all of your investment. Further, our actual results could differ materially and adversely from those anticipated in our forward-looking statements as a result of certain factors.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we anticipate that the net proceeds from our sale of any securities offered hereunder, if any, will be used for general corporate purposes, which may include, among other things, working capital, acquisitions, capital expenditures, repayment of debt and other business opportunities.

There is no guarantee that we will sell the securities described in this prospectus and, in the event that we do, there is no guarantee as to the total number of securities that we would sell, nor is there any guarantee as to the amount of net proceeds to be used specifically for the foregoing purposes. Our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Our plans to use the estimated net proceeds from the sale of these securities may change and, if they do, we will update this information in a prospectus supplement.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings, shares of our common stock and/or preferred stock, warrants to purchase common stock and/or preferred stock, subscription rights to purchase preferred stock, common stock and/or other securities, stock purchase contracts to purchase shares of our common stock and/or preferred stock, and units in one or more offerings, and/or units consisting of one or more of the foregoing securities.

The descriptions of the securities contained in this prospectus, together with the additional information we include in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, summarize some of the terms and other provisions of the various types of securities that we may offer under this prospectus. These summary descriptions are not meant to be complete descriptions of each security. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered under that prospectus supplement. The applicable prospectus supplement for a particular security may specify different or additional terms.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, summarizes some of the terms and provisions of the shares of our common stock and preferred stock that we may offer under this prospectus. These summary descriptions of our common stock and preferred stock are not meant to be complete descriptions of each security. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock that may be authorized from time to time, and our bylaws, as amended from time to time. The Nevada Revised Statutes may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer under this prospectus, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. The applicable prospectus supplement for a particular offering of our common stock or preferred stock may specify different or additional terms.

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As of October 3, 2016, our authorized capital stock consists of 18,000,000 shares of common stock having a par value of $0.001 per share, of which there were 6,069,982 shares are issued and outstanding as of such date, and 2,000,000 shares of preferred stock having a par value of $0.001 per share, of which there were no shares issued and outstanding as of such date. As of October 3, 2016, the outstanding shares of our common stock were held by 247 holders of record. The actual number of stockholders is greater than this number of record holders and includes beneficial owners of our common stock whose shares are held in street name by brokers and other nominees.

Common Stock

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. According to our bylaws, if a quorum is present, action on a matter by the stockholders is approved if the votes cast by the stockholders favoring the action exceed the votes cast opposing the action, unless the vote of a greater number of affirmative votes is required by statute or the articles of incorporation, in which case such greater number of votes shall be required. Our bylaws provide that one third (33.3%) of the votes entitled to be cast on a matter by the stockholders constitutes a quorum of the stockholders for action on that matter. Our bylaws also provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, if one or more written consents setting forth the action so taken shall be signed, either manually or in facsimile, by stockholders holding at least a majority of the votes entitled to be cast at a meeting, unless the vote of a greater number of affirmative votes is required by statute or the articles of incorporation, in which case the consent of the stockholders holding such greater number of votes shall be required.

The holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding common stock, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividend Rights

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We have not paid any dividends since our inception and we do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Our common stock, after the fixed consideration thereof has been paid or performed, is not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

Our bylaws provide that our bylaws may be amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board, unless the articles of incorporation or statute reserves this power to the stockholders.

Preferred Stock

Our board of directors is authorized, subject to the limitations prescribed in our articles of incorporation and Nevada law, to provide for the issuance of shares of blank check preferred stock in series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of our board of directors with respect to each series of preferred stock includes, but is not limited to, the rights to determine the following:

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•	the number of shares constituting that series of preferred stock and the distinctive designation of that series, which may be a distinguishing number, letter or title;

•	the dividend rate on the shares of that series of preferred stock, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	whether that series of preferred stock will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

•	whether that series of preferred stock will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

•	whether or not the shares of that series of preferred stock will be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	whether that series of preferred stock will have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

•	the rights of the shares of that series of preferred stock in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series of preferred stock.

Our board of directors may designate and issue series of our preferred stock with dividend, liquidation, conversion, voting or other rights that may be superior to those of our common stock. The effects of the issuance of preferred stock upon holders of our common stock may include, among other things: (1) a preference in the payment of dividends to holders of preferred stock, which may restrict our ability to declare dividends on our common stock; (2) dilution of voting power if holders of preferred stock are given voting rights; (3) dilution of equity interests and voting power if the preferred stock is convertible, and converted into, common stock; or (4) a preference in payments upon liquidation to holders of preferred stock, which may limit liquidation payments on our common stock.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, or an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•	20% or more but less than 33 1/3%;

•	33 1/3% or more but less than or equal to 50%; or

•	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

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These provisions are applicable only to a Nevada corporation, which:

•	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

•	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company, nor do we believe that we do business in Nevada directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of October 3, 2016, we had 247 stockholders of record. Therefore, these provisions apply to us as of such date.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares, unless the combination or purchase is approved by the board of directors before the interested stockholder acquires such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in the transaction in which he, she or it became an interested stockholder, whichever is higher;

•	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an interested stockholder of assets of the corporation having:

•	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•	representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

Pursuant to our Articles of Incorporation, the existence of authorized but unissued common stock and undesignated preferred stock may enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management.  If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our Articles of Incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock.  The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock.  The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our Company.

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Stock Options and Warrants

As of October 3, 2016, we have reserved the following shares of common stock for issuance pursuant to stock option and warrant agreements:

•	2,129,899 shares of our common stock are reserved for issuance under various outstanding option agreements, at a weighted average exercise price of $5.10 per share;

•	1,645,198 shares of our common stock, at a weighted average exercise price of $5.27 per share, are reserved for issuance under various outstanding warrant agreements; and

•	667,101 shares of our common stock have been reserved for the issuance of awards under our 2014 Long-Term Incentive Plan.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Standard Registrar and Transfer Co, Inc. Its address is 12528 South 1840 Street, Draper, Utah 84020, and its telephone number is (801) 571-8844.

Listing

Our common stock is registered and is listed on the NASDAQ Capital Market under the symbol “NAKD.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other exchange of any other securities covered by such prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, summarizes some of the terms and other provisions of the warrants to purchase our common stock and/or preferred stock that we may offer under this prospectus. We may issue warrants in one or more series independently or together with other securities. Each warrant will entitle the holder to purchase for cash a number of shares of our common stock and/or preferred stock at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

This summary description of some of the terms and other provisions of the warrants that may be offered under this prospectus is not complete and is qualified in its entirety by reference to the form of warrant and/or the warrant agreement and warrant certificate and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We will file with the SEC the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summary description of some of the terms and other provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of offered warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered under this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

The applicable prospectus supplement relating to a series of warrants offered under this prospectus will describe the following terms, where applicable, of such offered warrants:

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•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any right of ours to accelerate the exercisability of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	where the warrant certificates may be transferred and exchanged;

•	the date, if any, on and after which the warrants and the related shares of common stock or debt securities or other securities will be separately transferable;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

The applicable prospectus supplement relating to a series of warrants offered under this prospectus may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Each warrant will entitle the holder to purchase common stock and/or preferred stock as specified in the applicable prospectus supplement and warrant agreement at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement and warrant agreement. The warrants may be exercised as set forth in the prospectus supplement and warrant agreement. Warrants will be exercisable for U.S. dollars only. Unless we otherwise specify in the applicable prospectus supplement and warrant agreement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement and warrant agreement. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement and warrant agreement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock and/or preferred stock purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase common stock and/or preferred stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including, the right to vote or to receive any payments of dividends on the common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, summarizes some of the terms and other provisions of the subscription rights to purchase our common stock, preferred stock or other securities that we may offer under this prospectus. We may issue subscription rights in one or more series independently or together with other securities. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

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This summary description of some of the terms and other provisions of the subscription rights that may be offered under this prospectus is not complete and is qualified in its entirety by reference to the form of subscription rights certificate and any supplemental agreements applicable to a particular series of subscription rights that we may offer under this prospectus. We will file with the SEC the form of subscription rights certificate that contains the terms of the particular series of subscription rights we are offering, and any supplemental agreements, before the issuance of such subscription rights. The following summary description of some of the terms and other provisions of the subscription rights are subject to, and qualified in their entirety by reference to, all the provisions of the form of subscription rights certificate and any supplemental agreements applicable to a particular series of subscription rights that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any subscription rights that we may offer under this prospectus, we will describe the particular terms of any series of offered subscription rights in more detail in the applicable prospectus supplement. The following description of subscription rights will apply to the subscription rights offered under this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of subscription rights may specify different or additional terms.

We urge you to read the applicable prospectus supplement related to the particular series of subscription rights that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of subscription rights certificate and any supplemental agreements, that contain the terms of the subscription rights.

The applicable prospectus supplement relating to a series of subscription rights offered under this prospectus will describe the following terms, where applicable, of such offered subscription rights:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of preferred stock, common stock or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of preferred stock, common stock, or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of our common or preferred stock at a future date or dates. The price per share and the number of shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the common or preferred stock or require the holders of the common or preferred stock to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner. The applicable prospectus supplement will describe the terms of any stock purchase contract and will contain a summary of certain United States federal income tax consequences applicable to the stock purchase contracts.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement relating to units offered under this prospectus will describe the following terms, where applicable, of such units:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

Plan of Distribution

We may sell the securities described in this prospectus separately or together from time to time in one or more transactions on a continuous or delayed basis through one or more underwriters or dealers, through agents, or directly to one or more purchasers, in private transactions, at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. We may also sell and distribute the securities offered under this prospectus from time to time in one or more transactions, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Each time that we use this prospectus to sell the securities described herein, we will describe the method of distribution and the terms of the offering of the securities offered hereunder in a prospectus supplement, information incorporated by reference or other offering material, including:

•	the name or names of the underwriters, dealers or agent, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the common stock may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or other offering material are underwriters of the securities offered thereunder. Any underwritten offering may be on a best efforts or a firm commitment basis.

If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement, information incorporated by reference or other offering material. In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents. This compensation may be in the form of discounts, concessions or commissions.

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Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities could be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them could be considered underwriting discounts and commissions, under the Securities Act. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we sell securities to a dealer, we will sell the securities to the dealer, as principal. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement, information incorporated by reference or other offering material. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent, in the prospectus supplement, information incorporated by reference or other offering material. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Capital Market, subject to official notice of issuance. We may elect to list any series of preferred stock, warrants, subscription rights, stock purchase contracts, or units on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Under agreements entered into by us for the purchase or sale of securities, underwriters and their controlling persons, dealers and agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Legal Matters

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities being offered under this prospectus has been passed upon for us by Duane Morris LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

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EXPERTS

The consolidated financial statements of our company as of January 31, 2016 and 2015 and each of the years then ended have been incorporated by reference herein and in the registration statement of which this prospectus forms a part in reliance upon the report of BDO USA, LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the January 31, 2016 consolidated financial statements contains an explanatory paragraph that states that our company has incurred recurring losses from operations and has limited cash resources, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering of such securities was employed for such purpose on a contingency basis. Also, at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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$5,500,000

Naked Brand Group Inc.

COMMON STOCK

AMENDED AND RESTATED PROSPECTUS SUPPLEMENT Dated March 30, 2017